UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 22, 2008 (August 22, 2008)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□  Written communications pursuant to Rule 425 under the Securities Act
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
    □  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8:  Other Events

Item 8.01.   Sale of interest in Sutter Gold Mining Inc. to RMB Resources Ltd.

U.S. Energy Corp. has published a press release announcing the sale of 39,062,720 common shares of Sutter Gold Mining Inc. to RMB Resources Ltd. for a purchase price of Cdn. $5.4 million.

Section 9.  Financial Statements and Exhibits.

Exhibit 10.1                           Press Release dated August 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: August 22, 2008	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO